[NATIONAL RESEARCH LOGO]                                         1245 "Q" Street
                                                              Lincoln, NE  68508
                                                            Phone:  402-475-2525
                                                              Fax:  402-475-9061


Contact:  Patrick E. Beans
          Chief Financial Officer
          402-475-2525


                     NATIONAL RESEARCH CORPORATION ANNOUNCES
                             SECOND QUARTER RESULTS


LINCOLN, Nebraska (August 5, 2003) -- National Research Corporation (NASDAQ/NM:NRCI), a leader in healthcare performance measurement, today announced results for the second quarter and six months ended June 30, 2003.

     In commenting on the second quarter results, Michael D. Hays, president and chief executive officer of National Research Corporation, said, "We are pleased with our financial results for the first half of the year. Our second quarter performance was on target with our expectations, confirming the continuing strength of our core business. We also are confirming that we expect to meet our expectations for the full year ended December 31, 2003."

     Revenues for the second quarter ended June 30, 2003, increased 27.7% to $6.1 million compared with revenues of $4.8 million for the second quarter of 2002. Net income for the second quarter of 2003 was $908,000, or $0.13 per basic and $0.12 per diluted share, compared with net income of $895,000, or $0.13 per basic and $0.12 per diluted share, in the prior-year quarter.

     Revenues for the six-month period ended June 30, 2003, increased 37.7% to $12.2 million compared with revenues of $8.8 million for the first half of 2002. Net income for the six months ended June 30, 2003, was $1.8 million, or $0.25 per basic and diluted share, compared with net income of $1.2 million, or $0.17 per basic and diluted share, in the prior-year period.

     In closing, Mr. Hays added, "The climate for our services currently is very advantageous. A variety of factors, including informed healthcare consumers, cost conscious payors, physicians and many more, are challenging the status quo and creating a huge opportunity for our company."

     A listen-only simulcast of National Research Corporation's second quarter conference call will be available online at www.companyboardroom.com on August 6, 2003, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately two hours later and continue for 30 days.


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NRCI Announces Second Quarter Results
Page 2
August 5, 2003


     National Research Corporation, headquartered in Lincoln, Nebraska, is a leading provider of ongoing survey-based performance measurement, analysis and tracking services to the healthcare industry. The Company addresses the growing need of healthcare providers and payors to measure the care outcomes, specifically satisfaction and health status, of their patients and/or members.

     This press release includes "forward-looking" statements related to the Company that can generally be identified as describing the Company's future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's filings with the Securities and Exchange Commission.



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

NRCI Announces Second Quarter Results
Page 3
August 5, 2003

                          NATIONAL RESEARCH CORPORATION
                 Unaudited Consolidated Statements of Operations
                      (In thousands, except per share data)

                                    Three Months Ended       Six Months Ended
                                         June 30,                June 30,
                                   --------------------    --------------------
                                     2003        2002        2003        2002
                                   --------    --------    --------    --------

Revenues                           $  6,129    $  4,799    $ 12,187    $  8,848

Operating expenses:
  Direct expenses                     2,667       1,780       5,483       3,574
  Selling, general and
   administrative                     1,533       1,088       2,817       2,362
  Depreciation and amortization         482         417         928         822
                                   --------    --------    --------    --------

    Total operating expenses          4,682       3,285       9,228       6,758
                                   --------    --------    --------    --------

    Operating income                  1,447       1,514       2,959       2,090

Other income (expense):
  Interest income                        68          61         137         125
  Interest expense                     (108)       (126)       (214)       (232)
  Other, net                             39          (5)         43         (72)
                                   --------    --------    --------    --------
    Total other income (expense)         (1)        (70)        (34)       (179)

    Income before income taxes        1,446       1,444       2,925       1,911
    Provision for income taxes          538         549       1,096         722
                                   --------    --------    --------    --------

Net income                         $    908    $    895    $  1,829    $  1,189
                                   ========    ========    ========    ========

Net income per share, basic        $   0.13    $   0.13    $   0.25    $   0.17
                                   ========    ========    ========    ========
Net income per share, diluted      $   0.12    $   0.12    $   0.25    $   0.17
                                   ========    ========    ========    ========
Weighted average shares
 outstanding:
  Basic                               7,256       7,140       7,252       7,120
  Diluted                             7,303       7,194       7,298       7,173

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NRCI Announces Second Quarter Results
Page 4
August 5, 2003

                          NATIONAL RESEARCH CORPORATION
                      Consolidated Condensed Balance Sheets
                             (Dollars in thousands)

                                                          June 30,    Dec. 31,
                                                            2003        2002
                      ASSETS                              --------    --------

Current Assets:
   Cash and cash equivalents                              $  2,698    $    991
   Short-term investments                                   11,089       9,987
   Accounts receivable, net                                  4,127       4,579
   Other current assets                                      2,894       2,391
                                                          --------    --------
          Total current assets                              20,808      17,948

Net property and equipment                                  12,398      12,346
Other, net                                                   9,953       8,538
                                                          --------    --------

           Total Assets                                   $ 43,159    $ 38,832
                                                          ========    ========

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                  $  1,037    $    933
   Deferred revenue                                          4,834       3,277
   Accrued compensation                                        820         633
   Notes payable                                               136         132
   Income taxes payable                                        126          55
                                                          --------    --------
          Total current liabilities                          6,953       5,030

Noncurrent Liabilities                                       6,302       5,784
                                                          --------    --------

           Total Liabilities                                13,255      10,814
                                                          --------    --------

Shareholders' Equity:
   Common stock, $0.001 par value; 20,000,000 shares
    authorized; 7,572,568 and 7,560,610 shares issued,
    respectively; 7,257,068 and 7,245,110 outstanding,
    respectively                                                 8           8
   Additional paid-in capital                               18,182      18,124
   Retained earnings                                        13,276      11,447
   Accumulated other comprehensive income                       34          35
   Treasury stock                                           (1,596)     (1,596)
                                                          --------    --------
          Total shareholders' equity                        29,904      28,018
                                                          --------    --------

          Total Liabilities and Shareholders' Equity      $ 43,159    $ 38,832
                                                          ========    ========


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